EMPLOYMENT AGREEMENT
                              --------------------


This Agreement made and entered into this 10th day of November, 1999, by and between New York Health Care, Inc., a New York corporation, with its principal place of business at 1850 McDonald Avenue, Brooklyn, New York 11223 (hereinafter "Employer" or the "Company"), and Jacob Rosenberg, an individual whose residential address is at 932 East 29th Street, Brooklyn, N.Y. 11210 (hereinafter "Employee" or "Executive").

WITNESSETH:

WHEREAS, Employer is engaged in the business of home health care;

WHEREAS, Employee possesses skills, knowledge, abilities and experience which Employer wishes to continue to avail itself of; and

WHEREAS, Employer wishes to continue the employment of Employee;

NOW, THEREFORE, in consideration of the mutual covenants as set forth herein;

THE PARTIES HERETO AGREE AS FOLLOWS:

1. EMPLOYMENT. Employer hereby shall employ Employee as the Vice President, Secretary and Chief Operating Officer of the Company and to perform such additional duties and services as may be assigned to him pursuant to Paragraph 3 hereof. Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

2. TERM. The term of employment of Employee shall be for five years commencing as of December 27, 1999, and ending at the close of business December 26, 2004.

3.   DUTIES.

     (A) Employee's duties shall include assisting the overseeing and directing of the Company, locating and developing new projects and other business opportunities for it and generally promoting and facilitating the Company's business objectives. For purposes of this paragraph, Employer's subsidiaries, if any, are also encompassed in the term "Company".

     (B) During the term of this Agreement, Employee shall perform such additional services as shall from time to time be assigned to him by the Board of Directors and which are consistent with the duties reasonably assigned to the Vice President, Secretary and Chief Operating Officer of the type and size the Company.

     (C) Employee shall devote his business time and attention, energy, and skill to the business of Employer.

4.   COMPENSATION.

(A) Employer shall pay Employee an annual salary of $186,340 (the "Annual Base Salary Compensation") with an annual increase in Annual Base compensation, commencing on the anniversary date of this Agreement (the "Anniversary Date") and continuing on the Anniversary Date in each year thereafter during the term of this Agreement, equal to 10% of the prior year's Annual Base Compensation, payable in accordance with the Company's normal policies.

(B) Employee shall be granted participation in the Company's 401(k) Plan, Performance Incentive plan, stock options, insurance, or other plans of the Corporation which are currently in effect as well as all other benefits available to any other employee of the Company during the term hereof,

(C) On an annual basis employee shall receive a portion of the 10% pretax Bonus Plan that the Company has in place for it's executives. Such amount shall be decided by the Compensation Committee.

(D) Employer shall obtain and thereafter maintain in effect at Employer's expense the insurance coverage for the benefit of the employee and family which include, but not be limited to, medical and dental insurance. Employee shall also receive an annual allowance of $5,000 towards the payment of premiums of life insurance, and disability insurance, which insurance may be payable to such beneficiaries as the Employee may direct.

(E) Employer will reimburse Employee or cause him to be reimbursed for all ordinary and necessary business expenses incurred by him for or on behalf of Employer in the performance of his duties hereunder. For such purposes Employee shall submit to Employer periodic reports of such expenses at least once in each calendar quarter. Employee shall also receive a monthly allowance of $750 towards the lease cost of an automobile, and the Company shall also pay for all maintenance, repairs, insurance and all other costs and expenses thereof.

(F)  Employee shall receive annual vacation of four (4) weeks, holidays,  twelve
     (12) days sick leave, and six (6) days personal leave in each year without reduction of his compensation or other benefits hereunder. If Employee does not use all of such paid vacation during such 12 month period, Employee shall be entitled to receive payment at such time for any unused vacation days for such period. The Company shall pay Employee at the rate of his then current basic salary for any unused vacation at the termination of this Agreement. Employee shall also be entitled to additional personal days for all Jewish holidays on which work is prohibited in the Orthodox tradition.

5.   CHANGE IN CONTROL

     (A) In the event of a "change of control" of the Company. The Company will provide the following benefits to the employee:

          (i) all outstanding options granted to the Executive under the Stock Option Plan will automatically become immediately vested and exercisable in full;

          (ii) the Executive will receive a lump-sum payment equal to 2.99 times the average of that executive's base salary and bonus for the previous five years;

          (iii)the Company will pay the cost to transfer ownership to the Executive of any automobile provided to the Executive by the Company or for which the Company pays or reimburses the costs of leasing or other form of ownership; and

          (iv) to the extent that any such payments (alone or with other compensation payable to the Executive, are subject to an excise tax under Section 4999 of the Internal Revenue Code, or any successor provision, the Company will make an additional cash payment to the Executive such that the Executive's net after-tax compensation is not reduced by such excise tax. Any compensation payable to Executive contingent on a change of control, and which qualifies as a "parachute payment" Under Section 280G of the Internal Revenue Code shall be limited to the maximum amount that may be paid to that Executive without any part of such compensation being deemed an "excess parachute payment" under that section.

     (B) For purposes of this paragraph "change in control" shall mean the following:

          (i) the Executive of a transaction or series of transactions in which persons or entities other than the present shareholders of the Company acquire a majority in book value of the assets currently owned by the Company; or a majority of the shares of the Company's voting equity stock; or the power to designate a majority of the Company's Board of Directors; or otherwise acquire the ability, whether by contract, stock ownership or otherwise, to control the management and policies of the Company;

          (ii) the signing of any agreement for the merger or consolidation of the Company with another corporation or for the sale of all or substantially all of the assets of the Company; followed by termination of the Executive within twelve months.

          (iv) upon the occurrence of any other event or series of any other event or series of events which, in the opinion of the Board of Directors of the Company, will, or is likely to, if carried out, result in a change of control of the Company.

6.   TERMINATION; RIGHTS OF TERMINATION.
     This Agreement may be terminated only as provided in this paragraph 6

     (A) (i) A notice of resignation by Executive presented to the Company other than as contemplated in paragraph 6(A) (iii);

          (ii) A notice by the Company to Executive of termination for cause ("Cause"), which means:

               (a)  Executive's   willful  and  continued   failure  to  perform
                    substantially his duties (other than any such failure resulting from Executive's Disability (as hereinafter defined) or any such failure resulting form Executive's termination for Good Reason (as defined below), after a written demand for substantial performance is delivered to Executive by the Board of Directors of the Company which specifically identifies the manner in which the Board of Directors believes that Executive has not performed his duties and the failure of Executive to reasonably comply with such demand within thirty (30) days of notice to Executive, or (b) Executive's willful engagement in gross misconduct materially and demonstrably injurious to the Company which is not cured by Executive within thirty (30) days of notice to Executive. For purposes of this subsection, no act or failure to act on Executive's part shall be considered "willful" unless it was not in the best interest of and without a good faith belief that his action or omission would be in the best interest of the Company. Executive shall not be terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote or not less than two-thirds of the entire membership of the Board of Directors of the Company finding that in the good faith opinion of the Board of Directors Executive was guilty of conduct set forth in clauses (a) or (b) of this subparagraph
                    (ii) and specifying the particulars thereof in detail;

          (iii)(a) a notice by the Company to Executive of termination without cause, (b) termination as a result of Executive's death, (c) a notice of termination due to Disability given by the Company to Executive or by Executive to the Company or (d) a notice of termination by Executive to the Company (i) for Good Reason, or
               (ii) due to the Company's material breach of this Agreement that continues during the thirty (30) days after Executive gives written notice to the Company of such breach, which notice specifically identifies the manner which Executive believes that the Company breached this Agreement,

          (iv) If this Agreement is terminated pursuant to paragraph 6(A) (iii), the Company shall be obligated to pay to Executive a severance payment equal to three times the sum of the Executive's annual Base Salary in effect at the time of termination plus the highest annual cash bonus (if any) paid by the Company to Executive during the three-year period preceding the date of termination. Such severance payment shall be payable in a lump sum payment within fifteen (15) days of the termination of Executive's employment.  In  addition,  for the  five-year  period  following
               Executive's termination, the Company shall be obligated to continue to provide Executive with life, health, disability and accident insurance benefits and all other executive benefits (including, without limitation, retirement benefits and automobile and expense allowances) comparable to those provided to Executive prior to his termination. To the extent Executive is no longer lawfully eligible for any aforementioned Benefit because he is no longer employed by the Company, the Company shall pay to Executive a lump sum cash payment equal to the present value of the benefits that would have been provided to Executive had his employment continued for such five-year period.

          (v) For purposes of this Agreement, the term "Disability" shall mean Executive's inability to perform his material duties under this Agreement because of any illness or physical or mental disability or other incapacity as evidenced by a written statement of a physician licensed to practice medicine in any state in the United States mutually agreed upon by the Company and Executive which disability or other incapacity continues for a period in excess of six (6) consecutive months in any consecutive twelve-month period.

          (vi) Upon termination of this Agreement for any reason whatsoever, in addition to any other rights which Executive may have hereunder, Executive shall be entitled to receive all of his Base Salary and a pro-rated portion of his minimum annul bonus under this Agreement to the date of termination and any unused paid vacation earned as determined pursuant to paragraph 4(e).

          (vii)In the event of termination of this Agreement for any reason whatsoever, all rights and obligation of the Company and Executive under this Agreement shall cease immediately, except for those which by terms specifically apply to periods following the termination of this Agreement as arise by reason of such termination, and thereafter Executive shall have no right to receive any compensation hereunder except, under appropriate circumstances, as set forth in paragraph 6(A) (iii) and 6(vi) hereof.)

     (B) For the purpose of this paragraph 6, "Good Reason" means any of the following events unless it occurs with the Executive's express prior written consent: (i) the assignment to Executive of any duties inconsistent with, or a diminution of, Executive's position, duties, titles, offices, responsibilities and status with the Company, or any removal of Executive or any failure to re-elect Executive to any of such positions, (ii) a reduction in Executive's Base Salary as in effect, form time to time, or a failure to increase Executive's Base Salary as provided in this Agreement; (iii) except with respect to changes required to maintain its tax-qualified status or changes generally applicable to all employees of the Company, any failure by the Company by the Company to continue in effect or make any provision for any benefit, stock option, annual bonus or contingent loans arrangements, or other incentive plan or arrangement of any type in which Executive is participating from time to time, the taking of which action would adversely affect Executive's participation in or materially reduce Executive's benefits under any such benefit plan or arrangement or deprive Executive of any material fringe benefit enjoyed be Executive from time to time, or the failure to provide Executive with the number of paid vacation days to which he is entitled; (v) a relocation of the Company's principal executive offices or Executive's relocation to any place more than one hundred
          (100) miles from the location at which Executive performed his duties as of the date hereof; or (vi) any failure by the Company to obtain the assumption of this Agreement by any successor to or assignee or the Company.

     (C) The Company will also transfer ownership of exiting life insurance policy and beneficiary as per employee's instructions. In addition the deferred compensation insurance trust will become fully vested, if applicable, for the Benefit of Employee.

7.   CONFIDENTIALITY:

     (A) Employee understands and acknowledges that as a result of Employee's employment with Employer and involvement with the business of Employer, he shall necessarily become informed of and have access to, confidential information of Employer including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, identity of customers and identity of suppliers, and that such information, even though it may have been or may be developed or otherwise acquired by Employee, is the exclusive property of the Employer to be held by Employee in trust and solely for Employer's benefit and Employee shall not at any time, either during or subsequent to his employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity or use any of Employer's confidential information, without its written consent of the Board of Directors, except for use on behalf of the Company in connection with its business, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Employer.

     (B) Upon the termination of his employment with Employer for any reason, Employee shall promptly deliver to it all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials, including, without limitation, those of a secret or confidential nature, relating to Employer's business which are in Employee's possession or control. Employer shall reimburse employee for any packing or moving costs reasonably incurred by him in connection with the foregoing delivery.

8.   NON-COMPETITION;  RESTRICTIVE  COVENANTS  AND  CONFIDENTIALITY;  INJUNCTIVE
     RELIEF:

     (A) During the term of his employment with Employer pursuant to his Agreement, or any renewal thereof, Employee shall not, directly or indirectly whether as principal, agent, shareholder, employee, officer, director, consultant, joint- venturer, partner or otherwise, own, manage, operate, join, control or participate in the ownership, management, operation of, render any services to or be connected in any manner with any business which is in direct competition with or is if the type or character of any business engaged in by Employer or which offers, sells or markets products, projects or services that directly compete with products or services offered by Employer or any of its subsidiaries or affiliates, irrespective of whether Employee's involvement shall be as an office, owner, employee, partner, joint-venturer, consultant, agent or other participant provided and from making an investment in any company the securities of which are listed on a national securities exchange or actively traded in the over-the-counter market, so long as such investment does not equal or exceed five percent (5%) of the total number of outstanding shares of common stock of such company.

     (B) For a period of one year after the expiration or termination of his employment with Employer for any reason, Employee shall not, directly or indirectly, whether as principal, agent, shareholder, employee, officer, director, joint-venturer, partner, consultant or otherwise, render any services to or with any company, firm or individual which competes in any way with Employer in a business actually engaged in or being actively developed by it. Under this Agreement, Employer will have deemed to have been actively developing a business if, with regard to such proposed business activity, there has been extensive discussion at Board of Director meetings, formal Board resolutions, corporate expenditures in excess of $25,000, preparation of marketing studies or comparable actions related thereto.

     (C) For a period of two years following the expiration or termination of his employment with Employer for any reason, Employee shall not, directly or indirectly, whether as principal, agent, shareholder, employee officer, director joint-venturer, partner, consultant or otherwise, solicit, raid, entice or induce any person who is, or was at the time of such termination, an Employee of Employer to terminate his or her employment with the Employer or become employed by any other person, firm or corporation, and he will not approach any such employee for such purpose or authorize or knowingly approve the taking of such action by other persons to become employed in a business who or which are actively engage in a competitive business.

9. ASSIGNABILITY AND BINDING EFFECT. The rights and obligations arising under the Agreement shall inure to the benefit of and shall be binding upon the executors, administrators, successors and legal representatives of Employee and shall inure to the benefit of and be binding upon Employer, upon its successors and assigns, but neither this Agreement nor the right or obligations of Employee hereunder may be assigned, pledged, hypothecated or otherwise transferred by Employee in whole or in part to another person, firm or corporation nor may the obligations of Employee hereunder be delegated.

10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, prepaid and return receipt requested, to the other party hereto at his or its mailing address as set forth at the beginning of this Agreement, and in the case of Employer with copies to William J. Davis, Esq., Scheichet & Davis, P.C., 505 Park Avenue, New York, New York 10022. Either party may change the address to which such communications hereunder shall be sent by sending notice of such change to the other party as herein provided.

11. REPRESENTATIONS BY EMPLOYER AND EMPLOYEE. Employee hereby represents and warrants that he is not a party to any other agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit him form undertaking or performing employment with Employer in accordance with the terms and conditions of this Agreement. Employer hereby represents and warrants that this Agreement has been properly authorized by all necessary corporate action and, when and if, fully executed, will be binding and enforceable upon the Company in accordance with its terms except for the application of the laws of Insolvency and bankruptcy as they may otherwise affect such Agreement. Employer further represents and warrants that no other contract, agreement, provision of its certificate of incorporation or bylaws, debt obligations, law, regulation court or administrative order prevents it form entering into, or conflicts with, this Agreement.

12. WAIVER. The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation, whether singular in nature or not.

13. PRIOR AGREEMENTS; COMPLETE UNDERSTANDING; AMENDMENT. This Agreement cancels and supersedes any and all prior agreements and understandings, in any, between the parties hereto regarding the services of Employee to Employer and constitutes the complete understanding between the parties with respect to the Employment of Employee hereunder and no statement, representation, warranty or covenant has been made be either party with respect thereto except as expressly set forth herein. Employee acknowledges that he has been afforded the right to review this Agreement with legal counsel prior to the execution of this Agreement, and that he has been encouraged to do so. This Agreement shall not be altered, modified or amended except by written instrument signed by each of the parties hereto.

14. HEADING. The heading set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement in any respect nor shall they. In any way affect the substance of any provisions contained in this Agreement.

15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute but one and the same agreement.

16. GOVERNING LAW. CONSTRUCTION WITH EXISTING LAW, SEVERABILITY. This Agreement shall be governed by, and enforced in accordance with, the internal laws of the State of New York. It is the intention of the parties hereto that all terms and conditions of this Agreement are in compliance with the laws and regulations of the state of New York, and nothing in this Agreement shall be construed to be in derogation of the laws, rules and regulations thereof. If for any reason any provision of this Agreement or any part hereof is invalid, unlawful or incapable of being enforced by reason of any rule of law, equity or public policy, all conditions and provisions of the Agreement which can be given effect without such invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect, and such invalid, unlawful or irrevocable provision shall be carried out as nearly as possible according to its original terms and intent, while eliminating such invalidity or non-enforceability.


     IN WITNESS WHEREOF, The parties hereto have executed this Agreement effective as of the day and year first above written.

     NEW YORK HEALTH CARE, INC.


     BY:  _________________________          BY:  _______________________
          TITLE:                                  JACOB  ROSENBERG


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